UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2023

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers

2023 Corporate Objectives and Bonus Program Information

On February 1, 2023, upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Revance Therapeutics, Inc. (the “Company”), the Board approved the Company’s 2023 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to 2023 performance.

The Company’s 2023 corporate goals include (i) achievement of specified revenue targets for the RHA® Collection of dermal fillers and DAXXIFY® (50% weighting), (ii) achievement of cash runway goals (10% weighting); (iii) achievement of certain services related goals (10%); (iv) achievement of certain operational goals (10%); (v) achievement of regulatory and commercial preparedness milestones related to cervical dystonia (10%); (vi) achievement of diversity and inclusion and organizational culture initiatives (10% weighting); as well as (vii) additional stretch goals (all subject to weighting) relating to: business development (10%), other clinical and regulatory (10%) and production timing and milestones (5%).

On January 31, 2023, the Committee approved the following components of the 2023 Bonus Program and equity mix for the Company’s executive officers. The cash bonus for Mr. Foley will be based on the achievement of the 2023 corporate goals (100% weighting). For each of the other executive officers, the bonus will be based on achievement of corporate goals, subject to a modifier for individual performance that may increase or decrease the total bonus payout. An executive officer’s actual bonuses for fiscal year 2023 may exceed 100% of the executive’s 2023 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals, including stretch goals, or due to individual performance (other than for Mr. Foley), but shall be capped at 200% of 2023 target bonus. Payment of bonuses to the Company’s executive officers under the 2023 Bonus Program and the actual amount of such bonus, if any, are at the discretion of the Committee.

Target performance bonus percentages for fiscal year 2023 for the Company’s named executive officers are set forth below and expressed as a percentage of the corresponding 2023 annual base salary.

Name	2023 Target Bonus Percentage
Mark J. Foley Chief Executive Officer	75%
Dustin Sjuts President	65%
Tobin C. Schilke Chief Financial Officer	50%
Dwight Moxie Senior Vice President, General Counsel & Corporate Secretary	50%

The Committee approved 2023 target equity award values and award mix for the following named executive officers: Mr. Foley’s target equity award mix is allocated 100% towards performance stock units. Mr. Sjuts’ target equity mix is allocated 75% towards performance stock units and 25% toward options; and all other named executive officers’ target equity award mix is allocated 67% towards performance stock units and 33% toward options.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 3, 2023	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer